Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES RESULTS FOR THE
FIRST QUARTER OF FISCAL YEAR 2022

8% Year-over-Year Revenue Growth,
Strong Customer Demand and New Program Wins
Spokane Valley, WA— November 2, 2021 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter ended October 2, 2021.
For the first quarter of fiscal year 2022, Keytronic reported revenue of approximately $132.8 million, up 8% from $123.2 million in the same period of fiscal year 2021. While demand has remained strong from both new and existing customers, revenue for the first quarter of fiscal year 2022 continued to be significantly constrained by challenges related to the global materials supply chain, transportation, logistics and the pandemic.
The global supply chain, pandemic and transportation issues continued to disrupt production during the quarter. Intermittent parts supply required both factory downtime and overtime expenses, which had an adverse impact on the Company’s margins and earnings. In the first quarter of fiscal year 2022, gross margin was 7.6% and operating margin was 1.6%, compared to a gross margin of 8.1% and an operating margin of 2.3%, for the same period of fiscal year 2021.
For the first quarter of fiscal year 2022, net income was $0.8 million or $0.07 per share, compared to $1.7 million or $0.16 per share for the same period of fiscal year 2021. Earnings for the first quarter of fiscal 2022 were also impacted by legal and other professional service expenses related to the previously disclosed internal investigation of approximately $0.4 million during the quarter.
The financial data presented for the first quarter of fiscal year 2022 should be considered preliminary and could be subject to change, as the Company’s independent auditor has not completed their review.
“We’re pleased with the strong customer demand during the first quarter of fiscal 2022 and our successful launch of major new programs in spite of continued headwinds from worldwide component shortages, transportation bottlenecks and the global pandemic,” said Craig Gates, President and Chief Executive Officer. “During the first quarter of fiscal 2022, we won new programs involving industrial testing equipment, medical diagnostic products, and pharmaceutical water treatment.”
“Moving further into fiscal 2022, component shortages, logistic delays and the COVID-19 crisis continue to present multiple business challenges, but we continue to see the favorable trend of contract manufacturing returning to North America. With our recent investments in new capacity in both North America and Vietnam, we’re well-prepared for long term growth when supply chains improve.”

Business Outlook
For the second quarter of fiscal year 2022, Keytronic expects to report revenue in the range of $125 million to $135 million, and earnings in the range of $0.03 to $0.08 per diluted share. These expected results assume an effective tax rate of 25% in the coming quarter. Despite growing customer demand and backlog, we expect that delays in the supply of key components for the Company’s business will continue to significantly limit production and adversely impact operating efficiencies.
Conference Call
Keytronic will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern) on November 2, 2021. A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 866-248-8441 or +1-323-289-6576 (Access Code: 4740716). A replay will be available by calling 888-203-1112 or +1-719-457-0820 (Access Code: 4740716).
About Key Tronic
Keytronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Keytronic visit: www.keytronic.com.
Forward-Looking Statements
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including such words as aims, anticipates, believes, continues, could, estimates, expects, hopes, intends, plans, predicts, projects, targets, or will, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this press release include, without limitation, the Company’s statements regarding its expectations with respect to financial conditions and results, including revenue, earnings, legal and internal review expenses and further costs during fiscal 2022; expenses related to, and estimated recovery from, the COVID-19 health pandemic; demand from new and existing customers; and key components supply and other supply chain and transportation and logistics issues. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: risks relating to the internal investigation by the Audit Committee, including legal and internal review costs, the risk of legal proceedings or government investigations relating to the subject of the internal investigation and related or unrelated matters; the future of the global economic environment and its impact on our customers and suppliers, particularly during the COVID-19 health crisis; the availability of components from the supply chain; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; development and success of customers’ programs and products; timing and effectiveness of ramping of new programs; success of new-product introductions; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such trade negotiations and other risks including those related to COVID-19 response; and other factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 2, 2021	September 26, 2020
Net sales	$132,762	$123,207
Cost of sales	122,624	113,192
Gross profit	10,138	10,015
Research, development and engineering expenses	2,449	2,245
Selling, general and administrative expenses	5,595	4,974
Total operating expenses	8,044	7,219
Operating income	2,094	2,796
Interest expense, net	992	681
Income before income taxes	1,102	2,115
Income tax provision	287	396
Net income	$815	$1,719
Net income per share — Basic	$0.08	$0.16
Weighted average shares outstanding — Basic	10,762	10,760
Net income per share — Diluted	$0.07	$0.16
Weighted average shares outstanding — Diluted	11,052	11,040

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 2, 2021	July 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,544	$3,473
Trade receivables, net of allowance for doubtful accounts of $303 and $275	126,453	110,324
Contract assets	23,651	24,781
Inventories, net	143,131	137,329
Other	30,957	23,345
Total current assets	325,736	299,252
Property, plant and equipment, net	31,198	35,735
Operating lease right-of-use assets, net	18,994	15,745
Other assets:
Deferred income tax asset	10,252	9,656
Other	5,151	1,458
Total other assets	15,403	11,114
Total assets	$391,331	$361,846
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$111,659	$92,823
Accrued compensation and vacation	8,476	11,471
Current portion of debt, net	3,951	2,143
Other	17,938	20,268
Total current liabilities	142,024	126,705
Long-term liabilities:
Term loans	7,463	7,906
Revolving loan	100,760	90,362
Operating lease liabilities	13,727	11,428
Other long-term obligations	4,300	1,740
Total long-term liabilities	126,250	111,436
Total liabilities	268,274	238,141
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,762 and 10,762 shares, respectively	47,249	47,181
Retained earnings	75,267	74,452
Accumulated other comprehensive income	541	2,072
Total shareholders’ equity	123,057	123,705
Total liabilities and shareholders’ equity	$391,331	$361,846
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